SCHEDULE 14A
                                  (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:
Check the appropriate box:
____________________________________________________________________________
   Preliminary Proxy Statement            Confidential, for Use of
   Definitive Proxy Statement             the Commission Only (as
   Definitive Additional Materials        permitted by Rule 14a-
                                          6(e)(2))
____________________________________________________________________________
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      COTTON VALLEY RESOURCES CORPORATION
____________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  X  No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)     Title of each class of securities to which transaction applies:
____________________________________________________________________________
    (2)     Aggregate number of securities to which transaction applies:
____________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________
    (4)     Proposed maximum aggregate value of transaction:
____________________________________________________________________________
    (5)     Total fee paid:
____________________________________________________________________________
            Fee paid previously with preliminary materials.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)     Amount Previously Paid:
____________________________________________________________________________
    (2)     Form, Schedule or Registration Statement No.:
____________________________________________________________________________
    (3)     Filing Party:
____________________________________________________________________________
    (4)     Date Filed:
____________________________________________________________________________


                  COTTON VALLEY RESOURCES CORPORATION
             6510 Abrams Road, Suite 300, Dallas, Texas 75231

                         _________________________

                              PROXY STATEMENT
                                 for the
                     SPECIAL MEETING OF SHAREHOLDERS
                          to be held May 7, 1999
                         _________________________

                 SOLICITATION AND REVOCABILITY OF PROXIES

     A Proxy in the accompanying form is being solicited by the Board of Directors of Cotton Valley Resources Corporation (the "Company" or the "Corporation") for use at the Company's Special Meeting of Shareholders (the "Meeting") to be held at 6510 Abrams Road, Suite 300, Dallas, Texas 75206, at 10:00 A.M., Central Daylight Time, on May 7, 1999, and at any adjournment thereof. The Company will bear the cost of such solicitation. Proxies, together with copies of this Proxy Statement, are being mailed to shareholders of the Company on or about April 5, 1999.

     The persons named in the enclosed form of proxy are directors or officers of the Corporation.

     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF.

     A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy. A shareholder who has given a proxy may revoke it at any time in so far as it has not been exercised. A proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits the proxy is revoked. A proxy may also be revoked in any other manner permitted by law.

     A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by the individuals named in this Proxy "FOR" the expansion of the Board of Directors from five to seven members, "FOR" the election as directors of those two (2) nominees named in the Proxy Statement, "FOR" the proposal to authorize the issuance during fiscal years 1999 and 2000 of up to twenty-five million additional Common Shares for acquisitions approved by the Board of Directors, "FOR" the proposal to give the board of directors the authority to change the name of the Company to "KTN Industries, Inc.", and, in accordance with their best judgment, on all other matters that may properly come before the meeting.

                         VOTING SECURITIES AND QUORUM

     The authorized capital of the Corporation consists of an unlimited number of common shares (the "Common Shares") and an unlimited number of preference shares. On April 1, 1999, an aggregate of 21,135,570 Common Shares and no preference shares were issued and outstanding. Each Common Share entitles the holder thereof to one (1) vote at all meetings of shareholders of the Corporation.

     The presence, in person of two (2) individual holders of Common Shares is necessary to constitute a quorum at the meeting. Each holder of Common Shares will be entitled to one vote per share held. The Articles of Amalgamation of the Company do not provide for cumulative voting rights.

     All holders of Common Shares of the Corporation of record at the time of the Meeting or any adjournment thereof are entitled either to attend and vote thereat in person the shares held by them, or provided a completed and executed proxy shall have been delivered to the Corporation, to attend and vote thereat by proxy the shares held by them.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Shares as of April 1, 1999, by (i) each person who beneficially owns more than 5% of all outstanding Common Shares, (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (a) sole voting power and investment power with respect to their Common Shares except to the extent that authority is shared by spouses under applicable law, and (b) record and beneficial ownership of their shares.

                                             Amount and
                                              Nature of       Percentage
                     Name                    Beneficial           of
                                             Ownership         Ownership
______________________________________________________________________________
Eugene A. Soltero (1)                        4,394,333(3)        20.23%
James E. Hogue (1)                           4,594,333(4)        21.34%
Wayne T. Egan (2)                               78,000(5)             *
John M. Haley, M.D.                            290,000            1.37%
Anne Holland                                    70,000                *
HBK Investments L.P.                         1,170,806(6)         5.54%
Liviakis Financial
Communications, Inc.                         3,041,851(7)        13.99%
All directors and executive
officers as a group (five persons)           9,401,666(8)        42.41%

*Less than 1%.
(1) Mr. Soltero is the Chairman of the Board, a director, Chief Executive Officer and Chief Financial Officer of the Company and Mr. Hogue is a director, President and Chief Operating Officer of the Company.
        Messrs. Soltero and Hogue may be deemed promoters of the Company.
        The address of Messrs. Soltero and Hogue is 6510 Abrams Road, Suite
        300, Dallas, Texas 75231
(2) Mr. Egan is a director of the Company. The address of Mr. Egan is Weir & Foulds, Suite 1600, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J5.
(3) Includes 583,333 Common Shares subject to employee stock options and the following shares, beneficial ownership of which is disclaimed: 710,000 Common Shares owned by the Soltero Family Limited Partnership, 36,000 Common Shares held by Mr. Soltero's wife and approximately 3,000,000 shares, which represents 50% of the 6,000,000 shares owned by others subject to a voting trust agreement and voting covenants under certain agreements.
(4) Includes 583,333 Common Shares subject to employee stock options and the following shares, beneficial ownership of which is disclaimed: 740,000 Common Shares owned by the Hogue Family Limited Partnership, 231,000 Common Shares held by Mr. Hogue's wife and approximately 3,000,000 shares, which represents 50% of the 6,000,000 shares owned by others subject to a voting trust agreement and voting covenants under certain agreements.
(5)     Includes 20,000 Common Shares subject to employee stock options.
(6) Includes 702,484 Common Shares held by Montrose Investments Ltd., over which HBK Investments L.P. has sole voting and dispositive power and 468,322 shares held by Westover Investments L.P., over which HBK Investments L.P. has shared voting and dispositive power.
(7) Includes 611,351 shares issuable upon exercise of warrants held by Liviakis Financial Communications, Inc, ("LFC") and does not include 150,000 Common Shares issuable upon exercise of warrants or 125,000 shares owned by Robert B. Prag, an officer of LFC. The address of LFC is 2420 "K" Street, Sacramento, California 95816.
(8) Includes approximately 6 million shares subject to a voting trust agreement and voting covenants under certain agreements.

Voting Agreements

     Under the terms of a Voting Trust Agreement (the "Voting Agreement"), unaffiliated parties that transferred their interests in certain properties to the Company in exchange for securities provided a power of attorney to Eugene A. Soltero and James E. Hogue to vote approximately 3.28 million Common Shares held by such property contributors in Messrs. Soltero's and Hogue's discretion between January 1, 1996, and January 1, 2001. The Voting Agreement expires with respect to the Common Shares transferred by any property contributor to an unaffiliated third party. The Company believes that as of December 15, 1997, approximately 2.5 million Common Shares were subject to the Voting Agreement. Liviakis Financial Communications, Inc. ("LFC") and its beneficial holders have agreed that, with respect to any Common Shares acquired by them pursuant to a consulting agreement with the Company entered into during November 1997, they will vote such Common Shares for a period of five years for directors nominated by Messrs. Hogue and Soltero. Approximately 1.9 million shares are currently subject to this agreement.

     Pursuant to the terms of a definitive acquisition agreement, the four previous shareholders of Aspen Energy Corporation, a wholly-owned subsidiary of the Company, agreed, for a period of five years, to vote their Common Shares for directors nominated by Messrs. Hogue and Soltero. Approximately 1.7 million shares are currently subject to this agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Except for Form 3 "Initial Statement of Beneficial Ownership of Securities", which filing was due in December 1998, from each of John Haley and Anne Holland, the two recent additions to the board of directors and a draft
Schedule 13g just received from HBK Investments L.P., the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10% holder of the Common Shares, which would require the filing of any report pursuant to Section 16(a) that was not filed with the Company.


                  PROPOSAL 1--EXPANSION OF THE BOARD OF DIRECTORS

     The shareholders of the Corporation are being asked to consider and, if thought advisable, approve, confirm and ratify, by means of a special resolution in the form attached hereto as Exhibit 1, the expansion of the Corporation's board of directors from five (5) members to seven (7) members.

     At the present time, the Corporation's board of directors is five (5). The Articles of Amalgamation of the Corporation provide that the minimum number of directors permitted is three (3) and the maximum number of directors permitted is nine (9). Two members of the current board are members of management and the third serves as Canadian securities counsel to the Corporation. As a condition of its continued listing on the American Stock Exchange ("AMEX") the Corporation is expected to have a majority of independent directors. By increasing the number of members to seven (7), none of the current inside members of the board, all of whom have been with the Corporation several years, need leave the board for it to have a majority of independent members. The Corporation has determined that it should obtain a shareholder approval in the special resolution to increase the number of directors of the Corporation to seven (7). The two additional nominees to fill the positions created on the board of directors are discussed in Proposal 2.

     To be approved, the special resolution must be passed by at least two-thirds of the votes cast by the shareholders at the Meeting in respect of this resolution. If the shareholders of the Corporation do not approve the special resolution, one of the three inside directors would be asked to resign in order to have an independent board, and the Corporation would lose the board level benefit of that individual's tenure with the Corporation. Therefore, the shareholders of the Corporation are urged to vote in favour of the special resolution. Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the special resolution.


                    PROPOSAL 2--ELECTION OF DIRECTORS

     The shareholders of the Corporation are being asked to consider and, if thought advisable, approve, confirm and ratify, by means of an ordinary resolution in the form attached hereto as Exhibit 2, electing Mark J. Bogosian and Marc H. Baldinger as directors of the Corporation. Management of the Corporations does not contemplate that either of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the close of business on the day of the first annual meeting of shareholders of the Corporation following his election unless his office is earlier vacated in accordance with the Articles of the Corporation.

     Mark J. Bogosian resides in Colorado Springs, Colorado and over the past five years has worked as Principal in the investment management firm of M.J. Bogosian & Co. A graduate of Duke University (B.A. in Economics), Mr. Bogosian has more than twenty years experience investing and trading in listed securities. Mr. Bogosian does not own any shares any beneficially or of record of the Corporation.

     Marc H. Baldinger resides in Palm City, Florida and over the past five years has developed asset management plans for clients of American Express Financial Advisors, Inc., and Linsco/Private Ledger. He currently serves as Senior Officer, Riverside National Bank, with responsibility to portfolio management, asset allocation and investment selection for the Bank's Trust Department. Mr. Baldinger previously served as President of Supreme Petroleum Company, a large petroleum trading company. Mr. Baldinger does not own any shares any beneficially or of record of the Corporation.

     At the present time, the board of directors of the Corporation consists of Eugene A. Soltero, James E. Hogue, Wayne T. Egan, John M. Haley, MD and Anne Holland. These directors will continue to hold office until the close of business on the day of the Corporation's next annual meeting of shareholders, unless such office is earlier vacated in accordance with the Articles of the Corporation.

     To be approved, the ordinary resolution must be passed by a majority of the votes cast by the shareholders at the Meeting in respect of this resolution.
The nominees for directors were selected by the Corporation's board of directors from a number of available candidates. Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the resolution.

Committees of the Board of Directors

     The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of the auditing engagement and certain other matters relating to the services provided to the Company, including the independence of such accountants. The Audit Committee held one meeting during the fiscal year ended June 30, 1998.

     The Compensation Committee reviews on behalf of, and makes recommendations to, the Board of Directors with respect to compensation of directors, executive officers and key employees of the Company administers the Company's 1997 Stock Compensation Plan. The Compensation Committee held one meeting during the fiscal year ended June 30, 1998.

Compensation of Directors

     Each director who is not an employee of the Company is paid $500 for each meeting of the Board of Directors attended (exclusive of telephonic meetings) and $500 for each meeting of a committee of the Board of Directors attended (exclusive of committee meetings occurring on the same day as Board Meetings), and will be reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company are not paid any additional compensation for attendance at meetings. During the fiscal year ended June 30, 1998, the Board of Directors held one meeting and acted by unanimous consent on 10 occasions. The non-employee directors were awarded each 50,000 Common Shares as additional compensation for service on the Board of Directors for the period between the annual meeting held February 2,1999 and the next annual meeting, in lieu of the cash payments above.

                PROPOSAL 3-AUTHORIZATION OF THE BOARD TO ISSUE
           UP TO TWENTY-FIVE MILLION COMMON SHARES FOR ACQUISITIONS

     The Shareholders of the Corporation are being asked to consider and, if thought advisable, approve, confirm and ratify, by means of an ordinary resolution in the form attached to this Proxy Statement as Exhibit 3, the authorization for the Board of Directors to approve the issuance of up to twenty-five million (25,000,000) Common Shares to be issued in connection with acquisitions of companies, properties and/or other assets during the remainder of fiscal year 1999 and during fiscal year 2000.

     Following the completion of a letter of intent between the Corporation and the holders of its 7% Secured Convertible Debentures in late December 1998, the management of the Corporation has embarked upon a program to seek a merger with, or acquisition of, one or more other companies inside and outside the petroleum industry, where such a combination would seek to enhance overall shareholder value. A number of acquisition and merger opportunities have been evaluated, one of which has already been announced.

     As a listed company on the American Stock Exchange ("AMEX"), the Corporation is required by the AMEX guidelines to have shareholder approval before completing the issuance of more than 20% of its outstanding Common Shares. As a company subject to the rules of the Canadian Dealing Network, the Corporation is required to have shareholder approval before completing the
issuance of more than 25% of its outstanding Common Shares.   Because the nature
of corporate and property acquisitions for small companies is such that many transactions contemplated and even contracted will frequently not be completed and closed due to discrepancies found during final due diligence or other unrelated reasons. The Corporation seeks approval from its shareholders at this time to issue up to 25 million Common Shares for one or more acquisitions where the board of directors deems such acquisition(s) to be in the best interests of the Corporation. By way of example, during calendar year 1998 the Corporation entered into three separate acquisition agreements in the range of $4 million to $7 million which were not completed. If each of those had been for Common Shares at the current market price, a separate vote of shareholders would have been required for each transaction. Besides the large cost of preparing and distributing documents for a shareholder vote on an acquisition, the notice and waiting periods could preclude the Corporation from several viable opportunities. Accordingly, the shareholders are urged to give authority to the Board of Directors to act upon acquisition opportunities at hand by voting in favour of the resolution. Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the resolution.


                     PROPOSAL 4-CHANGE OF CORPORATE NAME TO
                                KTN INDUSTRIES, INC.

     The Shareholders of the Corporation are being asked to consider and, if thought advisable, approve, confirm and ratify, by means of a special resolution in the form attached to this Proxy Statement as Exhibit 4, the change of the name of the Corporation from "Cotton Valley Resources Corporation" to "KTN Industries, Inc," or such other similar name as may be approved by the regulatory authorities, and at such time as may be determined by the Board of Directors.

     The Cotton Valley name derives from a prolific hydrocarbon bearing formation in East Texas, where the first oil and gas property acquisitions of the company were made. Since formation, however, the Corporation has expanded its areas of activity to Oklahoma and West Texas in a number of other hydrocarbon bearing formations. The Cotton Valley name is no longer indicative of the Corporation's levels of activity. The Corporation is seeking diversification and evaluates acquisition opportunities outside the oil and gas business as well as additional oil and gas properties. A more generic name better fits the Corporation's current activities. Therefore, the shareholders of the Corporation are urged to vote in favour of
the resolution.   Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the resolution.


                             OTHER MATTERS

    The Board of Directors is not aware of any other matters to be brought before the meeting. If any other matters, however, are properly brought before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.


                                          By Order of the Board of Directors


                                          Eugene A. Soltero
                                          Chairman of the Board and Chief
                                          Executive Officer

                                EXHIBIT  1

   Text of Special Resolution to Approve Expansion of Board of Directors
____________________________________________________________________________

     WHEREAS the articles of the Corporation provide that the number of directors of the Corporation shall be a minimum of three (3) and a maximum of nine (9);

     NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the number of directors of the Corporation and the number of directors to be elected at any annual meeting of the shareholders of the Corporation shall be seven (7).




                                 EXHIBIT 2

               Text of Ordinary Resolution Electing Two New Directors
______________________________________________________________________________

      WHEREAS the number of directors on the board of directors of the Corporation has been increased from five (5) to seven (7);

     AND WHEREAS the shareholders of the Corporation desire to fill the vacancies created on the board of directors;

     NOW THEREFORE BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. Mark J. Bogosian and Mark H. Baldinger be and they are hereby elected as directors of the Corporation, to hold office until his successor has been duly elected or appointed, subject to the provisions of the Corporation's by-laws and the provisions of the Business Corporations Act (Yukon).




                                 EXHIBIT 3

Text of Ordinary Resolution to Authorize the Issuance of up to 25 Million
                               Common Shares
_______________________________________________________________________________

     WHEREAS the Corporation has presently embarked upon a program to seek a merger with, or acquisition of, one or more other companies inside and outside the petroleum industry, with a view to enhancing shareholder value;

     AND WHEREAS the Corporation wishes to have authority to issue up to 25 million common shares of the Corporation to facilitate a merger or acquisition;

     AND WHEREAS as a listed company on the American Stock Exchange, the Corporation must seek shareholder approval before completing the issuance of more that 20% of issued and outstanding common shares and as a listed company on The Canadian Dealing Network, the Corporation must seek shareholder approval before completing the issuance of more than 25% of its outstanding common shares;


     NOW THEREFORE BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. The issuance by the Corporation of up to 25 million Common Shares in connection with an acquisition or merger to be sought out and negotiated by management of the Corporation with the approval of the board of directors of the Corporation with a view to enhancing shareholder value, be and the same is hereby authorized, approved and consented to; and

2. any one director or officer of the Corporation, upon further authorization by the board of directors of the Corporation, be and is hereby authorized and directed for or on behalf of the Corporation to execute, whether under the corporate seal or otherwise, and to deliver all such documents and to do all such other acts and things as such director or officer may consider necessary or desirable in order to give full effect to the foregoing.




                               EXHIBIT 4

           Text of a Special Resolution to Approve the Change of Name
____________________________________________________________________________

     WHEREAS it is considered advisable to change the name of the Corporation as hereinafter provided;

     NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The board of directors of the Corporation is authorized to change the name of the Corporation to KTN INDUSTRIES, INC., or such other name as may be approved by the board of directors of the Corporation and as may be satisfactory to the Registrar of Corporations appointed under the Business Corporations Act (Yukon); and

2. Any director or officer of the Corporation be and they are hereby authorized on behalf of the Corporation to deliver Articles of Amendment to the Registrar of Corporations of the Yukon Territory and to execute all documents and do all things necessary or advisable in connection with the foregoing.



                    COTTON VALLEY RESOURCES CORPORATION
            6510 Abrams Road, Suite 300, Dallas, Texas   75231

                      FORM OF PROXY SOLICITED BY THE
             MANAGEMENT OF COTTON VALLEY RESOURCES CORPORATION
                      FOR USE AT THE SPECIAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON MAY 7, 1999

The undersigned shareholder(s) of COTTON VALLEY RESOURCES CORPORATION (the "Corporation") hereby appoint(s) in respect of all of his or her shares of the Corporation, EUGENE A. SOLTERO, Chief Executive Officer, Chairman of the Board and a director of the Corporation, or failing him, JAMES E. HOGUE, President, Chief Operating Officer and a director of the Corporation, or in lieu of the foregoing _______________________________________, as nominee of the undersigned, with power of substitution, to attend, act and vote for the undersigned at the special meeting (the "Meeting") of shareholders of the Corporation to be held on the 7th day of mAY, 1999, and any adjournment or adjournments thereof, and direct(s) the nominee to vote the shares in the manner indicated below:

1. TO VOTE FOR (    ) AGAINST (    )  ABSTAIN (    )  Proposal 1--Special
resolution to approve expansion of the board of directors to seven members.

2. TO VOTE FOR (    ) AGAINST (    )  ABSTAIN (    )  Proposal 2--Ordinary
resolution electing MARK J. BOGOSIAN and MARC H. BALDINGER as directors to fill the vacancies upon approval of Proposal 1.

3. TO VOTE FOR (    ) AGAINST (    )  ABSTAIN (    )  Proposal 3--Ordinary
resolution authorizing the directors of the Corporation to issue up to twenty-five million Common Shares to facilitate one or more mergers or acquisitions approved by the board of directors.

4. TO VOTE FOR (    ) AGAINST (    )  ABSTAIN (    )  Proposal 4--Special
resolution authorizing the directors of the Corporation to change the name of the Corporation to KTN Industries, Inc., or such other name as may be approved by the board of directors and the regulatory authorities.

If any amendments or variations to matters identified in the Notice of the Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgement of the person voting the proxy at the Meeting.

DATED the      day of                                  , 199     .

                                         Signature of Shareholder(s)


                                         _____________________________________
                                         Print Name:

NOTES:
(1) This form of proxy must be dated and signed by the appointor or his or her attorney authorized in writing or, if the appointor is a body corporate, this form of proxy must be executed by an officer or attorney thereof duly authorized. If the proxy is not dated, it will be deemed to bear the date on which it was mailed.
(2) The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for.
(3) A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER)
TO ATTEND AND ACT FOR HIM OR HER AND ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THIS FORM OF PROXY AND
BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION AT 6510 ABRAMS ROAD, SUITE 300, DALLAS, TEXAS 75231, AT ANY TIME PRIOR TO 4:00 P.M. (DALLAS
TIME) ON THE 6th DAY OF MAY, 1999.
(4) IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE PERSONS NAMED IN THIS PROXY WILL VOTE FOR EACH OF THE MATTERS IDENTIFIED IN THIS PROXY.
(5)  This proxy ceases to be valid one year from its date.
(6) If your address as shown is incorrect, please give your correct address when returning this proxy.
(7) THIS PROXY SHOULD BE FOLDED, STAPLED, STAMPED AND MAILED TO ONE OF THE TWO ADDRESSES ON THE REVERSE SIDE. CANADIAN AND EUROPEAN RESIDENTS SHOULD USE THE TORONTO ADDRESS. UNITED STATES RESIDENTS SHOULD USE THE DALLAS ADDRESS.

Return Address:


____________________________

____________________________

____________________________

                         COTTON VALLEY RESOURCES CORPORATION
                              6510 ABRAMS ROAD, SUITE 300
                                   DALLAS, TEXAS 75231




ATTN:  SCRUTINEER





















Return Address:


____________________________

____________________________

____________________________

                              EQUITY TRANSFER SERVICES, INC.
                              RICHMOND ADELAIDE CENTRE
                              TORONTO, ONTARIO  M5H 3V1



ATTN:  MS. LOUISA ROBERTO